                                                                  EXHIBIT 10(s)











                            THORN APPLE VALLEY, INC.

                                   $10,000,000

                          6 1/2% CONVERTIBLE DEBENTURE


                             DUE: SEPTEMBER 9, 2003

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION UNDER THE ACT AND ANY APPLICABLE STATE ACT.

THIS DEBENTURE IS SUBJECT TO A SUBORDINATION AGREEMENT, DATED AS OF SEPTEMBER 10, 1998 AMONG HELLER FINANCIAL, INC., A DELAWARE CORPORATION, AS COLLATERAL AGENT FOR CERTAIN LENDERS, THORN APPLE VALLEY, INC., A MICHIGAN CORPORATION AND IBP, INC., A DELAWARE CORPORATION. THIS DEBENTURE IS SUBORDINATED IN RIGHT AND TIME OF PAYMENT TO THE PRIOR INDEFEASIBLE PAYMENT IN FULL IN CASH OF ALL SENIOR DEBT (AS DEFINED THEREIN) IN ACCORDANCE WITH THE TERMS OF SUCH SUBORDINATION AGREEMENT AND EACH HOLDER OF THIS DEBENTURE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE TERMS AND PROVISIONS OF SUCH SUBORDINATION AGREEMENT.


                            THORN APPLE VALLEY, INC.
                          6 1/2% CONVERTIBLE DEBENTURE

$10,000,000                                     SOUTHFIELD, MICHIGAN
                                                  SEPTEMBER 10, 1998

         FOR VALUE RECEIVED, THORN APPLE VALLEY, INC., a Michigan corporation (the "Company"), promises to pay to the order of IBP, inc., a Delaware corporation ("IBP"), in lawful money of the United States of America, the principal sum of TEN MILLION DOLLARS ($10,000,000), together with interest accrued on the unpaid balance of such principal amount, at a rate of interest of six and one-half percent (6 1/2%) per annum from the period commencing on the date of this Convertible Debenture (the "Debenture"). The interest hereunder will be paid quarterly, and the principal hereunder will be repaid in full on September 9, 2003. This Debenture is not callable by the Company prior to September 9, 2003, and may not be prepaid in whole or in part.

         1.       Definitions and Rules of Construction.

         1.1      Definitions.

         "Bankruptcy Law" means title 11, U.S. Code. or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "Board of Directors" means the Board of Directors of the Company or any committee of the Board.

         "Business Day" means a day that is not a Legal Holiday within the United States.

         "Change in Control" of the Company means any of the following:

                  (a) such time as a "person" or "group" (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the total outstanding voting stock of the Company; or

                  (b) such time as the Company shall have entered into a definitive agreement providing for the merger or consolidation of the Company with or into any other Person, or any sale or transfer of 50% or more of the Company's assets to another Person, other than (i) a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company, (ii) a merger that is done solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock, (iii) a consolidation with or merger of the Company into a wholly-owned subsidiary of the Company or any sale or transfer by the Company of 50% or more of its assets to one or more of its wholly-owned subsidiaries; provided, in any such case, that the resulting corporation or such wholly-owned subsidiary assumes the Company's obligations under this Debenture and provides for appropriate conversion rights; provided further that, in the case of a sale of assets as described in this paragraph 1.1(b)(iii), the Company shall remain obligated to IBP under the terms and conditions of this Debenture, or (iv) any such transaction where (y) outstanding voting stock of the Company is reclassified or changed into or exchanged for voting stock of the surviving corporation and (z) no Person or "group" is or becomes the "beneficial owner" of more than fifty percent (50%) of the voting stock of the surviving corporation immediately after such transaction; or

                  (c) either (i) the distribution by the Company, directly or indirectly, of cash, securities or other property in respect of its capital stock (other than a distribution paid solely in capital stock or rights to acquire capital stock), or (ii) the purchase or other acquisition by the Company, directly or indirectly, of any capital stock (other than an acquisition of capital stock solely in exchange for or upon conversion of capital stock or rights to acquire capital stock), if the sum of the Applicable Equity Percentages (as defined below) for such distribution or acquisition and all other such distributions and acquisitions effected after the date of original issue of the Debenture and during the 12-month period ending on the date on which such distribution or acquisition is effected exceeds thirty percent (30%). For purposes of this definition, "Applicable Equity Percentage" means, for any distribution or acquisition, the percentage obtained by dividing (A) the fair market value on the Valuation Date (as defined below) of the cash, securities and other property distributed in respect of, or paid or otherwise exchanged to acquire, capital stock in such distribution or acquisition, by (B) the fair market value on the Reference Date (as defined below) of the capital stock outstanding on the Reference Date. "Valuation Date" means
         (A) for any distribution, the record date therefor or (B) for any acquisition, the date thereof; "Reference Date" means (A) for any distribution, the day before the earlier of the record date for such distribution or the first date on which the capital stock trades without the right to receive such distribution or (B) for any acquisition, the day before the date of such acquisition.

         "Company" means Thorn Apple Valley, Inc., a Michigan corporation.

         "conversion price" has the meaning provided in Section 2.2.

         "Debenture" means this 6 1/2% Convertible Debenture as amended or supplemented from time to time.

         "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

         "Exchange Act" means the federal Securities Exchange Act of 1934, as amended.

         "Event of Default" has the meaning provided in Section 6.1.

         "GAAP" means generally accepted accounting principles, consistently applied.

         "IBP" means IBP, inc., a Delaware corporation.

         "Legal Holiday" has the meaning provided in Section 7.2.

         "Material Subsidiary" means any wholly-owned Subsidiary of the Company the total tangible assets of which equal or exceed 10% of the consolidated total tangible assets of the Company and its consolidated Subsidiaries.

         "Nasdaq Stock Market" means the National Market System of the National Association of Securities Dealers, Inc., Automated Quotations System.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, or the Secretary of the Company.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

         "Repayment Event" means any of the following:

                  (a)      a Change in Control of the Company has occurred; or

                  (b) the Supply Agreement, dated as of September 10, 1998, by and between the Company and IBP has been terminated by (i) IBP due to a material breach of such agreement by the Company or (ii) the Company for a reason other than IBP's material breach of such agreement; or

                  (c) an Event of Default as described in Section 6.1(d) below has occurred; or

                  (d) a failure, after receipt by the Company of written notice from IBP and an opportunity to cure such failure, to make any payment, or to fulfill any other material obligation, under the Settlement Agreement dated May 28, 1998 between the Company and IBP.

         "SEC" means the Securities and Exchange Commission.

         "Senior Lenders" means the Lenders under the Loan and Security Agreement, dated as of April 16, 1998, by and among the Company, Heller Financial, Inc., as Collateral Agent, Documentation Agent and a Lender, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as Administrative Agent and a Lender, Harris Trust and Savings Bank, as Co-Agent and a Lender, and the other Lenders party thereto from time to time.

         "Shares" means the shares of common stock, par value $0.10 per share, of the Company, as the same existed on the date of execution of this Debenture.

         "Subsidiary" means (i) any corporation of which at least a majority in interest of the outstanding stock having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by the Company, or by one or more other corporations a majority in interest of such stock of which is similarly owned or controlled, or by the Company and one or more other corporations a majority in interest of such stock of which is similarly owned or controlled) and (ii) any person (other than a corporation) in which the Company or any Subsidiary, directly or indirectly, has at least a 50% ownership interest.

         1.2      Rules of Construction. Unless the context otherwise requires:

         (a)      a term has the meaning assigned to it;
         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles, consistently applied;
         (c)      "or" is not exclusive; and
         (d) words in the singular include the plural, and the plural include the singular.

         2.       Payment of Interest; Conversion of Debenture.

         2.1 Payment of Interest. The Company will pay to IBP interest on the outstanding principal amount of this Debenture at the rate of 6 1/2% per annum. The Company will pay interest quarterly on January 1, April 1, July 1 and October 1 of each year, commencing with October 1, 1998. Interest on this Debenture will accrue from the most recent date to which interest has been paid. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Each payment shall be made to IBP in immediately available funds by 1:00 p.m. (Central time) on the due date for such payment. Payments shall be wired to the bank account designated in writing by IBP (which may be changed by subsequent written notice).

         2.2 Right to Convert. Subject to and upon compliance with the provisions of this Article 2, at the option of IBP at any time, or from time to time, at or before the close of business on September 9, 2003, this Debenture, or any portion hereof, may be converted into duly authorized, validly issued, fully paid and non-assessable Shares at the initial conversion price of $14.00 per Share, or, in case an adjustment in the conversion price has taken place pursuant to the provisions of this Article 2, then at the applicable conversion price as so adjusted. The initial conversion price specified in this Section 2.2, as adjusted from time to time pursuant to the provisions of this Article 2, is referred to as the "conversion price". IBP will give written notice substantially in the form attached to this Debenture as Exhibit A to the Company of its intention to convert all or some portion of this Debenture.

         2.3 Issuance of Shares on Conversion; Restated Debenture. As promptly as practicable after the surrender of this Debenture for conversion, the Company will deliver or cause to be delivered to IBP, a certificate or certificates representing the number of duly authorized, validly issued, fully paid and non-assessable Shares into which such Debenture will be converted in accordance with the provisions of this Article 2. Such conversion may be deemed to have been made at the time that this Debenture is surrendered to the Company for conversion. IBP's rights as a holder of this Debenture will cease at such time (to the extent this Debenture has been converted) and IBP will be treated for all purposes as having become the record holder of such Shares at such time and upon such conversion. If this Debenture is converted in part only, upon conversion and surrender of this Debenture, the Company will execute and deliver to IBP, a new Debenture, in an aggregate principal amount equal to the unconverted portion of the principal amount of this Debenture.

         2.4 No Adjustment for Interest or Dividends. Subject to Section 2.5 hereof, no payment or adjustment of this Debenture will be made, other than in cash, on conversion of this Debenture for interest accrued hereon or for dividends on Shares issued upon conversion of this Debenture.

         2.5 Antidilution Adjustments. The conversion price in effect at any time will be subject to adjustment as follows:

                  (a) In case the Company (i) declares a dividend on its Shares payable in shares of its capital stock, (ii) subdivides its outstanding Shares,
         (iii) combines its outstanding Shares into a smaller number of shares, (iv) issues any shares of capital stock by reclassification of its Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing person) or (v) otherwise changes the number of Shares outstanding without receiving fair consideration therefor, the conversion price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification will be proportionately adjusted so that IBP will be entitled to receive the aggregate number of Shares or other securities of the Company that it would have owned or would have been entitled to receive after the happening of any of the events described above, had this Debenture been converted immediately prior to the happening of such event (or the record date therefor). Such adjustment will be made successively whenever any event listed above occurs.

                  (b) In case the Company fixes a record date for the issuance of rights or warrants to the holders of its Shares entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Shares or securities convertible into Shares at a price per Share (or having an initial conversion price per share) less than the current market price per Share (as defined in paragraph (g) below) on such record date, the conversion price will be adjusted so that the same will equal the price determined by multiplying the conversion price in effect immediately prior to such record date by a fraction, of which the numerator will be the number of Shares outstanding on such record date plus the number of additional Shares which the aggregate offering price of the total number of Shares so offered (or the aggregate initial conversion price of the convertible securities so offered) would purchase at such current market price per Share, and of which the denominator will be the number of Shares outstanding on such record date plus the number of Shares offered for subscription or purchase (or into which the convertible securities so offered are initially convertible). Such adjustment will be made successively whenever such a record date is fixed. If such rights or warrants are not so issued, the conversion price will again be adjusted to be the conversion price which would then be in effect if such record date had not been fixed, but such subsequent adjustment will not affect the number of Shares issued upon any conversion prior to the date such adjustment is made.

                  (c) In case the Company fixes a record date for the making of a distribution to the holders of its Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing person) of evidences of its indebtedness or assets (other than cash dividends out of retained earnings) or subscription rights or warrants (excluding those referred to in paragraph (b) above), then in each such case the conversion price in effect after such record date will be determined by multiplying the conversion price in effect immediately prior to such record date by a fraction, of which the numerator will be the current market price per Share (as defined in paragraph (g) below) as of such record date less the fair market value as of such record date (as determined by the Board of Directors, whose determination will be conclusive) of the portion applicable to one Share of the assets or evidences of indebtedness or subscription rights or warrants so to be distributed, and of which the denominator will be such current market price per Share. Such adjustment will be made successively whenever such a record date is fixed; and if such distribution is not made, the conversion price will again be adjusted to be the conversion price which would be in effect if such record date had not been fixed, but such subsequent adjustment will not affect the number of Shares issued upon any conversion prior to the date such adjustment is made.

                  (d) In case the Company issues Shares for a consideration per share less than the current market price per Share (as defined in paragraph (g) below) on the date the Company fixes the offering price for such additional Shares (excluding Shares issued (i) in any of the transactions described in paragraph (a) above, (ii) upon conversion of the Debenture, or upon conversion or exchange of other securities issued before or after the date hereof, convertible into or exchangeable for Shares, (iii) upon exercise of options or rights previously granted or granted hereafter pursuant to employee benefit or stock option plans in effect at the effective date of this Debenture or pursuant to employee benefit or stock option plans hereafter approved by the holders of Shares, (iv) upon exercise of rights or warrants issued to the holders of Shares, (v) to shareholders of any corporation which merges into the Company in an arms-length transaction between the Company and one or more unaffiliated third parties in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, or (vi) in a bona fide public offering pursuant to a firm commitment underwriting), the conversion price will be adjusted immediately after the issuance of such additional Shares so that it equals the price determined by multiplying the conversion price in effect immediately prior thereto by a fraction, of which the numerator will be the total number of shares outstanding immediately prior to the issuance of such additional shares plus the number of shares which the aggregate consideration received (determined as provided in paragraph (f) below) for the issuance of such additional Shares would purchase at such current market price per Share, and of which the denominator will be the number of Shares outstanding immediately after the issuance of such additional Shares. Such adjustment will be made successively whenever such an issuance is made.

                  (e) In case the Company issues any securities convertible into or exchangeable for Shares for a consideration per Share initially deliverable upon conversion or exchange of such securities (determined as provided in paragraph (f) below) less than the current market price per Share (as defined in paragraph (g) below) in effect immediately prior to the issuance of such securities (excluding securities issued in transactions described in paragraphs (a), (b) and (c) above) or issued in transactions excluded from the provisions of paragraph (d) above, the conversion price will be adjusted immediately thereafter so that it equals the price determined by multiplying the conversion price in effect immediately prior thereto by a fraction, of which the numerator will be the number of Shares outstanding immediately prior to the issuance of such securities plus the number of Shares which the aggregate consideration received (determined as provided in paragraph
         (f) below) from the issuance of such securities would purchase at such current market price per Share, and of which the denominator will be the number of Shares outstanding immediately prior to such issuance plus the maximum number of Shares deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment will be made successively whenever such an issuance is made

                  (f) For purposes of any computation respecting consideration received pursuant to paragraphs (d) and (e) above, the following will apply:

                           (i) in the case of the issuance of Shares for cash, the consideration will be the amount of such cash, provided that in no case will any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issuance or otherwise in connection therewith;

                           (ii) in the case of the issuance of Shares for a consideration in whole or in part other than cash, the consideration other than cash will be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination will be conclusive; and

                           (iii) in the case of the issuance of securities convertible into or exchangeable for Shares, the aggregate consideration received from the issuance of such securities will be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this paragraph (f)).

                  (g) For the purposes of any computation under paragraphs (b),
         (c), (d) and (e) above and under Section 2.6, the current market price per Share on any record date will be deemed to be the average of the daily closing prices for 20 consecutive Business Days commencing on the 30th Business Day before such date. The closing price for each day will be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Shares are not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Shares are listed or admitted to trading, or if the Shares are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices of the Shares on the Nasdaq Stock Market or any comparable system, or if the Shares are not listed on the Nasdaq Stock Market or a comparable system, the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Company for that purpose.

                  (h) All calculations under this Section 2.5 will be made to the nearest cent or to the nearest one-thousandth of a Share, as the case may be. Anything in this Section 2.5 to the contrary notwithstanding, the Company will be entitled to make such reductions in the conversion price, in addition to those required by this Section 2.5, as it in its reasonable discretion determines to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders will not be taxable.

                  (i) Whenever the conversion price is adjusted, as herein provided, the Company will promptly deliver to IBP a certificate of a firm of independent public accountants selected by the Board of Directors (who may be the regular independent accountants employed by the Company) setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. Absent manifest error, such certificate will be conclusive evidence of the correctness of such adjustment.

                  (j) If, at any time, as a result of an adjustment made pursuant to paragraph (a) above, IBP becomes entitled to receive any shares of the Company other than Shares, thereafter the number of such other shares so receivable upon conversion of this Debenture will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in paragraphs (a) to (i), inclusive, above, and the provisions of Section 2.3 and 2.6 to 2.10, inclusive, with respect to the Shares will apply on like terms to any such other shares.

         2.6 No Fractional Shares to be Issued. No fractional Shares will be issued upon conversion of this Debenture. In lieu of issuing any fractional Share, the Company will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the current market price of a Share (determined as provided in paragraph (g) of Section 2.5 above) on the day of conversion.

         2.7 Effect of Consolidation, Merger, Conveyance or Transfer. In case of any reclassification (excluding those referred to in paragraph (a) of Section 2.5), in case of any consolidation of the Company with, or merger of the Company into, any other person (other than a consolidation or merger in which the Company is the continuing person), or in case of any conveyance or transfer of the property and assets of the Company substantially as an entirety, the person formed by such reclassification or consolidation or into which the Company has been merged or the person that has acquired by conveyance or transfer such property and assets, as the case may be, will execute and deliver to IBP a supplemental debenture providing that IBP will have, in lieu of the right to convert this Debenture into Shares, the right thereafter to convert this Debenture into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, consolidation, merger, conveyance or transfer by a holder of the number and kind of Shares into which this Debenture might have been converted immediately prior to such reclassification, consolidation, merger, conveyance or transfer. The above provisions of this Section will similarly apply to successive reclassifications, consolidations, mergers, conveyances or transfers.

         2.8      Notice to IBP Prior to Certain Actions.  In case:

                  (a) the Company authorizes the issuance to any holders of Shares of rights or warrants to subscribe for or purchase Shares or securities convertible into Shares or of any other subscription rights or warrants; or

                  (b) the Company authorizes the distribution to any holders of Shares of evidences of its indebtedness or assets (other than cash dividends out of earned surplus); or

                  (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of 50% or more of the properties and assets of the Company; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (e) the Company proposes to take any action (other than actions of the character described in Paragraph (a) of Section 2.5) which would require an adjustment of the conversion price pursuant to
         Section 2.5; or

                  (f) the Company authorizes the issuance of any Shares or incurs any debt (other than trade payables incurred in the ordinary course of business or debt in the aggregate principal amount of less than $5,000,000);

then the Company will provide to IBP at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date as of which the holders of Shares of record to be entitled to receive any such rights, warrants or distribution are expected to be determined, or (ii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Shares of record will be entitled to exchange their Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section or any defect therein will not affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action.

         2.9 Company to Reserve Shares. The Company will at all times reserve and keep available out of its authorized Shares, free from preemptive rights, solely for the purpose of issue upon conversion of this Debenture as herein provided, such number of Shares as will then be issuable upon the conversion of the entire amount of this Debenture. The Company covenants that all Shares which will be so issuable will, when issued, be duly and validly issued and fully paid and non-assessable. The Company covenants that, upon conversion of this Debenture as herein provided, there will be credited to the capital account with respect to the Shares from the consideration for which the Shares issuable upon such conversion are issued an amount per Share so issued as determined by the Board of Directors, which amount will not be less than the amount required by law and by the Company's articles of incorporation, as amended, as in effect on the date of such conversion. For the purposes of this covenant, the principal amount of the Debenture converted, less the amount of cash paid in lieu of the issuance of fractional shares on such conversion, will be deemed to be the amount of consideration for which the Shares issuable upon such conversion are issued.

         2.10 Taxes on Shares Issued. The issuance of certificates for Shares upon the conversion of this Debenture will be made without charge to IBP for any tax in respect of the issuance of such certificates, and such certificates will be issued in the name of IBP; provided, however, that the Company will not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of IBP, and the Company will not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof will have paid to the Company the amount of such tax or will have established to the satisfaction of the Company that such tax has been paid.

         3. Subordination Agreement. This Debenture shall be subject to the terms and conditions of a Subordination Agreement, dated as of September 10, 1998 among Heller Financial, Inc., a Delaware corporation, as Collateral Agent for the Senior Lenders, the Company and IBP (the "Subordination Agreement"). This Debenture is subordinated in right and time of payment to the prior indefeasible payment in full in cash of all senior debt (as defined therein) in accordance with the terms of such Subordination Agreement and each holder of this Debenture, by its acceptance hereof, irrevocably agrees to be bound by the terms and provisions of such Subordination Agreement.

         4.       Covenants.

         4.1 Payment of Debenture. The Company will pay the principal of and interest on this Debenture on the dates and in the manner provided herein. The Company will pay interest on overdue principal at the rate borne by this Debenture plus two percentage points; it will pay interest on overdue installments of interest at the same rate to the extent lawful.

         4.2 Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Subsidiary and the rights (charter and statutory) and franchises of the Company and its Subsidiaries; provided, however, that the Company will not be required to preserve any such right or franchise if the Board of Directors, or the board of directors of the Subsidiary concerned, determines that the preservation thereof is no longer desirable in the conduct of the business of the Company or any Subsidiary and that the loss thereof is not disadvantageous in any material respect to IBP.

         4.3 Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same becomes delinquent:
(a) all taxes, assessments
and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the material property of the Company or any Subsidiary; provided, however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         4.4 Maintenance of Properties. The Company will cause all material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.4 will prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company or the Subsidiary concerned, desirable in the conduct of the business of the Company or any Subsidiary.

         4.5 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on this Debenture, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to IBP, but will suffer and permit the execution of every such power as though no such law had been enacted.

         4.6      Repayment of Debenture Upon Repayment Event.

                  (a) If a Repayment Event occurs, the Company will make an offer to repay this Debenture. The Company's offer must remain open for at least 45 days and not more than 60 days after the date that the Repayment Event Notice described below is mailed to IBP, and must be made at a price of 100% of the principal amount of the Debenture, plus accrued and unpaid interest through the date of repayment.

                  (b) The Company will give written notice (the "Repayment Event Notice") of a Repayment Event within 30 days after it occurs, together with its offer to repay this Debenture as specified above. IBP is not required to inquire about, or learn of, the occurrence of a Repayment Event. The Repayment Event Notice will include the following:

                  (i) a description of the Repayment Event and the date on which it is deemed to have occurred, together with a brief description of any material developments in the Company's business;

                  (ii) the date by which IBP must give notice of its intention to accept repayment of this Debenture, as provided in paragraph (c) below;

                  (iii) the repayment amount (100% of the then-outstanding principal amount of this Debenture) and the date on which the Company will pay such amount to IBP; and

                  (iv) that any portion of this Debenture not repaid will continue to earn interest and be an outstanding obligation of the Company.

                  (c) If IBP elects to accept repayment of only a portion of this Debenture by the Company, the Company will execute and deliver to IBP a restated debenture reflecting the principal amount remaining under this Debenture after taking into account the portion repaid by the Company.

         4.7 Insurance. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, business interruption, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to IBP.

         4.8      Accounting Records; Reports.

                  (a) The Company will maintain a standard and modern system for accounting in accordance with sound business practices to permit the preparation of financial statements in accordance with GAAP throughout all accounting periods and to comply with the requirements of this Debenture. The Company will furnish to IBP, on a quarterly basis, a certificate, in the form attached to this Debenture as Exhibit B, signed by an Officer of the Company attesting to the compliance by the Company with each covenant contained in this Agreement and attesting to the fact that no default exists, or with notice or lapse of time or both will exist, under this Debenture or under any other material agreement of the Company. Within fifteen days after filing any reports with the SEC, the Company will provide IBP with a copy of such reports.

                  (b) Within ten calendar days after becoming aware of the occurrence of any Event of Default under this Debenture or any default under any material agreement of the Company, the Company will notify IBP of such default or Event of Default.

         4.9 Preemptive Rights. So long as this Debenture is outstanding and owned by the Holder, the Holder shall have a preemptive right (that is, a right to purchase its pro rata share of all capital stock of the Company on a fully diluted basis assuming the exercise of this Debenture and of all other outstanding options and warrants to purchase capital stock of the Company, based on its holdings at that date, on the same terms and conditions as those upon which such capital stock is proposed to be sold) to acquire any shares of capital stock of the Company, including unissued shares or any rights or options to purchase such capital stock, or any securities convertible into such capital stock (collectively, "Capital Stock"), authorized by the Board of Directors of the Company for issuance after the date hereof; provided, however, that the foregoing provision shall not apply to any such Capital Stock of the Company: (i) issued to effect any merger, consolidation, recapitalization, or acquisition of assets or acquisition of another corporation or other entity; or (ii) issued upon the exercise of warrants or options held by officers, directors or other employees of the Company or warrants issued to Senior Lenders. In connection with the exercise of options granted pursuant to the Company's employee stock option plans or in connection with the exercise of warrants issued to the Senior Lenders, the Holder shall have the option at any time or from time to time during the term of this Debenture to purchase Shares at a price of $10 per share in order to maintain its percentage holdings of the capital stock of the Company on the date hereof on a fully-diluted basis assuming the exercise of this Debenture and of all other outstanding options and warrants to purchase capital stock of the Company; provided that the $10 per share purchase price shall be subject to adjustment as provided in Section 2.5 above; and provided further that the determination of the Holder's percentage holdings of the capital stock of the Company shall be adjusted downward each time the Holder fails to exercise its preemptive rights as provided in this
Section 4.9 and each time any shares of capital stock are issued as described in clause (i) above.

         5.  Registration Rights.

         5.1 Registration Obligations. The securities entitled to the benefit of this Section 5 are the Shares acquired by IBP or any holder of the Debenture (for purposes of this Section 5, the "Holder") upon conversion of this Debenture and owned by the Holder (the "Registerable Shares"). Upon any request of the Holder, the Company shall file a "shelf" registration statement under the Securities Act to register any or all of the Holder's Registerable Shares under the Securities Act of 1933, as amended (the "Securities Act"). The Company will pay all registration expenses in connection with any requested registration of Registerable Shares under this Section 5. The registration expenses referred to in the preceding sentence include the fees and expenses of counsel to the Company and of the Company's accountants, the costs and expenses incident to the preparation, printing and filing by the Company of the registration statement (including the financial statements included in, and all amendments and exhibits to, the registration statement), the preliminary prospectus and the final prospectus and any amendment or supplement to any of the foregoing, the filing fees of the SEC, the National Association of Securities Dealers, Inc., and of any state securities or blue sky authorities, the fees and expenses of counsel in connection with the qualification of the securities under state securities or blue sky laws, any fees relating to the listing of the securities on the National Association of Securities Dealers, Inc. Automated Quotation System or in any other market in which the Company's securities are traded, the cost of printing certificates representing the securities being offered, and any fees of the transfer agent. The Holder shall be solely responsible for any underwriting discounts or commissions applicable to the Holder's securities sold in the offering.

         5.2 Registration Procedures. If and whenever the Company is requested to effect the registration of any Registerable Shares under the Securities Act as provided in Section 5.1, the Company will promptly:

                  (a) prepare and file with the SEC a registration statement with respect to such Registerable Securities and use its reasonable efforts to cause such registration statement to become effective;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Holder as set forth in such registration statement;

                  (c) furnish to the Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as the Holder may reasonably request in order to facilitate the disposition of the Registerable Shares owned by the Holder;

                  (d) use its reasonable efforts to register or qualify such securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the Registerable Shares owned by the Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to consent to general service of process in any such jurisdiction;

                  (e) notify the Holder of Registerable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening or any event as a result of which the prospectus included in such registration statement, as then in effect, is known by the Company to include an untrue statement of material fact or to omit to state any material fact required to be stated therein or necessary to make statements therein not misleading in the light of the circumstances then existing (provided that the period during which such a condition may occur shall not be permitted by the Company to persist for longer than 30 days nor shall two or more such periods be permitted by the Company to persist for an aggregate of longer than 60 days during any year of the term of such registration), and prepare and furnish to the Holder a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (f) advise the Holder as to the time when such registration statement becomes effective and as to the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the institution of any proceedings for that purpose, and use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued;

                  (g) indemnify and hold harmless the Holder, and any underwriter or broker in respect thereto, or any controlling person of the Holder or any such underwriter or broker, against any losses, claims, damages or liabilities, joint or several, to which the Holder or such underwriter, broker or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the registration statement, the prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Holder and each such underwriter, broker or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action (provided, however, that the Company will not be liable to the Holder (or to a controlling person of the Holder) in any case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such document or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, the Holder specifically for use therein), and provide the Holder with customary contribution in the event that such indemnification shall be unavailable for any reason; and

                  (h) provide other reasonable assistance, as requested by the Holder, to market the Registerable Securities.

     The Company may require the Holder to furnish to the Company information regarding the Holder and the distribution of the Registerable Securities as the Company may from time to time reasonably request in connection with the prospectus and the registration statement.

         6.       Defaults and Remedies.

         6.1 Events of Default. An "Event of Default" occurs if:

             (a) the Company defaults in the payment of interest on this Debenture when the same becomes due and payable and the default continues for a period of 30 days; or

             (b) the Company defaults in the payment of the principal of this Debenture when the same becomes due and payable at maturity; or

                  (c) the Company fails to comply with any of its other agreements in this Debenture and the default continues for a period of 60 days after IBP notifies the Company in writing of such default; or

                  (d) an event or events of default, as defined in any one or more mortgages, debentures, or instruments under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or any Material Subsidiary, whether such indebtedness now exists or will hereafter be created and will result in indebtedness in an aggregate amount of at least $1,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and such acceleration will not have been rescinded or annulled, or such indebtedness will not have been discharged within a period of 30 days after there will have been given, by registered or certified mail, to the Company by IBP a written notice specifying such event or events of default and requiring the Company or any Material Subsidiary to cause such acceleration to be rescinded or annulled or to cause such indebtedness to be discharged and stating that such notice is a "Notice of Default" hereunder; or

                  (e) the Company pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors; or

                  (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days.

         6.2 Right of IBP to Receive Payment and to Convert. Notwithstanding any other provision of this Debenture, the right of IBP to receive payments of principal and interest on this Debenture, on or after the respective due dates expressed in this Debenture, to convert this Debenture in accordance with
Section 2.2 or to bring suit for the enforcement of any such payment on or after such respective dates and for the enforcement of the right to convert, will not be impaired or affected without the consent of IBP, except as otherwise provided in the Subordination Agreement.

         6.3 Acceleration; Other Remedies; Waiver. Subject to the provisions of the Subordination Agreement:

                  (a) If an Event of Default occurs and is continuing, IBP by notice to the Company may declare the principal of and accrued interest on this Debenture to be due and payable immediately. IBP may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived and if the rescission would not conflict with any judgment or decree.

                  (b) If an Event of Default occurs and is continuing, IBP may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or interest on this Debenture or to enforce the performance of any provision of this Debenture. A delay or omission by IBP in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  (c) IBP may waive an existing Default or Event of Default and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing.

         7.   Miscellaneous.

         7.1 Notices. Any notice or communication will be sufficiently given if in writing and delivered in person or mailed by first-class mail to the addresses set forth below. The Company or IBP by notice to the other may designate additional or different addresses for subsequent notices or communications.

         If to the Company:

                  Thorn Apple Valley, Inc.
                  26999 Central Park, Suite 300
                  Southfield, Michigan  48076
                  Attention:  President

         with a copy to:

                  Honigman Miller Schwartz and Cohn
                  2290 First National Building
                  Detroit, Michigan  48226
                  Attention:  Donald J. Kunz

         If to IBP:

                  IBP, inc.
                  Attention:  Treasurer 152A
                  IBP Avenue, P.O. Box 515
                  Dakota City, Nebraska  68731
         with a copy to:

                  IBP, inc.
                  Legal Department #141
                  IBP Avenue, P.O. Box 515
                  Dakota City, Nebraska  68731-0515
                  Attention:  General Counsel

         7.2 Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest will accrue for the intervening period.

         7.3 Governing Law. The internal laws of the State of Nebraska, without giving effect to the choice of law provisions thereof, will govern this Debenture.

         7.4 No Adverse Interpretation of Other Agreements. This Debenture may not be used to interpret another debenture, loan or debt agreement of the Company or a Subsidiary. Any such debenture, loan or debt agreement may not be used to interpret this debenture.

         7.5 Successors. All agreements of the Company in this Debenture will bind its successor. All agreements of IBP in this Debenture will bind its successor.

         7.6 Duplicate Originals. The parties may sign any number of copies of this Debenture. Each signed copy will be an original, but all of them together represent the same agreement.

         7.7 Costs and Expenses. The Company will pay all costs and expenses (including reasonable attorney's fees) incurred by IBP in enforcing the terms of this Debenture.


                                          THORN APPLE VALLEY, INC.,
                                          a Michigan corporation


                                          By:  /s/  Louis Glazier
                                             ---------------------------
                                               Louis Glazier
                                               Executive Vice President
                                               Finance and Administration

                                    EXHIBIT A

                           [FORM OF CONVERSION NOTICE]

To Thorn Apple Valley, Inc.:

         IBP, inc. hereby irrevocably exercises the option to convert this Debenture, or portion hereof below designated, into Shares of Common Stock of Thorn Apple Valley, Inc., in accordance with the terms of the Debenture, and directs that the Shares issuable and deliverable upon conversion, together with any check in payment for fractional Shares and any Debenture representing any unconverted principal amount hereof, be issued and delivered to the undersigned unless a different name has been indicated below. If Shares are to be registered in the name of a person other than the undersigned, the undersigned will pay any transfer taxes payable with respect thereto.

Dated:
      -----------------------------


IBP, inc.,
a Delaware Corporation


By:
   -----------------------------
      Its:
          -----------------------------






Principal Amount to be Converted:
                                 -----------------------------
                                       (if less than all)